EXHIBIT 3
IRREVOCABLE PROXY
The undersigned stockholder of Citadel Security Software Inc., a Delaware corporation (“Citadel”), hereby irrevocably (to the fullest extent permitted by law) appoints Kevin Weiss and Eric F. Brown, officers of McAfee, Inc., a Delaware corporation (“McAfee”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Citadel that now are or hereafter may be owned of record by the undersigned (collectively, the “Shares”) in accordance with the terms of this Proxy. The Shares owned of record by the undersigned stockholder of Citadel as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below). This Proxy may only be used in connection with the Support Agreement and shall be terminated upon any termination of the Support Agreement.
This Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest and is granted pursuant to that certain Support Agreement of even date herewith by and between McAfee and the undersigned stockholder, and is granted in consideration of McAfee entering into that certain Asset and Purchase Agreement (the “Purchase Agreement”) by and among McAfee, McAfee Security, LLC, a Delaware limited liability company (each a “Buyer” and together the “Buyers”), Citadel Security Software Inc., Citadel Security Software International, LLC, a Delaware limited liability company and Canberra Operating, L.P., a Texas limited partnership, (each a “Seller” and together the “Sellers”) and Canberra, LLC, a Delaware limited liability company. The Purchase Agreement provides for the purchase of substantially all of the assets of the Sellers by the Buyers (the “Acquisition”). As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Purchase Agreement shall have been validly terminated in accordance with its terms or (ii) such date and time as the Acquisition shall become effective in accordance with the terms and provisions of the Purchase Agreement.
The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of Citadel and in every written consent in lieu of such meeting: (i) in favor of the Acquisition; (ii) in favor of the Purchase Agreement (as the same may be amended from time to time) and each action contemplated therein; (iii) in favor of any matter that could reasonably be expected to facilitate the Acquisition; and (iv) against any matter that is inconsistent with the prompt consummation of the Acquisition and the other transactions contemplated by the Purchase Agreement (as the same may be amended from time to time).
The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.
[SIGNATURE PAGE FOLLOWS]

This Irrevocable Proxy is irrevocable (to the fullest extent permitted by law). This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.
Dated:
Signature:
Name:
Name and Title of
Authorized
Signatory:
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